Exhibit 99.1
                                                                    ------------

NEWS RELEASE

September 3, 2003

FOR IMMEDIATE RELEASE

Contact: Mark D. Bradford, President and Chief Executive Officer (812) 331-3455 Media Contact: Danise Alano, Vice President, Marketing Director (812) 353-7705
Phone: (800) 319-2664; Fax: (812) 331-3445
WWW: http://www.monroebank.com




                    MONROE BANCORP AUTHORIZES SHARE PURCHASE


     BLOOMINGTON, IN - September 3, 2003 - The Board of Directors of Monroe Bancorp (NASDAQ: MROE) recently authorized the purchase of up to $2,000,0000 of Company stock from time to time in the open market or in a negotiated transaction. The shares will be repurchased to enhance shareholder value. [The duration of the repurchase program is open-ended.]


     Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with offices in Monroe, Jackson, Lawrence and Hendricks counties. Its wholly owned subsidiary, Monroe Bank, was established in Bloomington, Indiana in 1892, and offers a full range of financial, trust and investment services to its more than 20,000 retail and commercial customers. The Company's common stock is traded on the NASDAQ(R) National Stock Market under the symbol MROE.